Exhibit 99.1

Datavault AI Updates Revenue Estimates by Approximately 30% at $38M to $40M

PHILADELPHIA, PENNSYLVANIA -- Feb. 17, 2026 -- Datavault AI Inc. (NASDAQ: DVLT) ("Datavault AI" or the "Company"), a leader in data monetization, credentialing, digital engagement and real-world asset (RWA) tokenization technologies, today announced its updated preliminary (unaudited) fiscal year 2025 revenue is estimated to be $38 to $40 million, exceeding its prior estimate of $30 million by up to 33%. At its midpoint, estimated FY-25 revenue represents approximately 1,300% growth year-over-year

The Company attributed this revenue growth to its customer tech-licensing fees, and its Data Science Group’s tokenization and monetization services.

Further, Datavault AI reaffirmed its anticipated FY-26 revenue of $200 million, which, if achieved, would represent a year-over-year increase of 400% to 440%.

KEY FINANCIAL METRICS

FY 2025 (Preliminary, Unaudited):

• Estimated Revenue: $38-$40 million

• Prior Estimate: $30 million

• Incremental Change: +$8-$10 million (+27% to +33%)

• Midpoint: $39 million (+30% vs. prior estimate)

FY 2026 (Reaffirmed, Projections):

• Anticipated Revenue: $200 million

• Anticipated YoY Growth: +400% to +426%

• Anticipated Growth vs. Estimated FY 2025 Midpoint: 413%

The Company’s updated preliminary FY 2025 revenue marks a significant acceleration in enterprise AI adoption and positions Datavault AI for exceptional growth scaling into 2026. The Company expects to deliver at least $200 million in FY 2026 revenue – if achieved, this would represent a five-fold increase from FY 2025.

"Exceeding our earlier FY 2025 revenue estimate by 30%, at the midpoint, while maintaining our ambitious $200 million target for FY 2026 reflects both the mission-critical nature of our platform and the operational leverage we've built," said Nate Bradley, Datavault AI CEO. "As expected, we finished 2025 strong and are entering 2026 with our most robust, new business pipeline in company history with a relatively clear line of sight to our revenue objectives.

“2025 was marked by numerous new customer wins spanning a wide spectrum of industries,” Mr. Bradley added. “Many of those customers were initially ‘testing the waters’ with early engagement into enterprise AI, asset tokenization and monetization. We expect high rates of customer retention in 2026 and, going forward, anticipate many will increase their engagement levels.”

Datavault AI plans to report its audited 2025 financials to the SEC next month.

Important note

Datavault AI’s updated preliminary unaudited financial results for the fiscal year ended December 31, 2025 are based on currently available information. Datavault AI’s independent auditor has not reviewed or audited these preliminary estimated financial results. Datavault AI’s actual results may differ materially from these preliminary financial results. This preliminary financial data has been prepared by and is the responsibility of Datavault AI. Datavault AI has not fully completed its review of these preliminary financial results for the fiscal year ended December 31, 2025.

About Datavault AI Inc.

Datavault AI TM (Nasdaq: DVLT) is leading the way in AI driven data experiences, valuation and monetization of assets in the Web 3.0 environment. The Company's cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Science and Data Science Divisions. Datavault AI's Acoustic Science Division features WiSA ® , ADIO ® and Sumerian ® patented technologies and industry-first foundational spatial and multichannel wireless HD sound transmission technologies with IP covering audio timing, synchronization and multi-channel interference cancellation. The Data Science Division leverages the power of Web 3.0 and high-performance computing to provide solutions for experiential data perception, valuation and secure monetization. Datavault AI's cloud-based platform provides comprehensive solutions serving multiple industries, including HPC software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy and more. The Information Data Exchange ® (IDE) enables Digital Twins, licensing of name, image and likeness (NIL) by securely attaching physical real-world objects to immutable metadata objects, fostering responsible AI with integrity. Datavault AI's technology suite is completely customizable and offers AI and Machine Learning (ML) automation, third-party integration, detailed analytics and data, marketing automation and advertising monitoring. The Company is headquartered in Philadelphia, PA. Learn more about Datavault AI at www.dvlt.ai.

Forward-Looking Statements

This press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws) about Datavault AI Inc. ("Datavault AI," the "Company," "us," "our," or "we") and our industry that involve risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words, such as "may," "might," "will," "shall," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "goal," "objective," "seeks," "likely" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. The absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements, including, but not limited to, statements regarding future events, anticipated revenues for 2025, projections of revenue growth into 2026, and the expected operational, technical and commercial outcomes of the Company's commercial strategy, are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Readers are cautioned not to place undue reliance on these and other forward-looking statements contained herein.

Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties including, but not limited to, the following: risks related to the ability of Datavault AI to successfully implement its commercial partnerships, collaborations and/or strategies; changes in market demand for Datavault AI's services and products; changes in economic, market, or regulatory conditions; risks relating to evolving regulatory frameworks applicable to tokenized assets; risks associated with technological development and integration; and other risks and uncertainties as more fully described in Datavault AI's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024 and other filings that Datavault AI makes from time to time with the SEC, which are available on the SEC's website at www.sec.gov, and could cause actual results to vary from expectations.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Datavault AI undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. Datavault AI may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward-looking statements. Datavault AI's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments it may make.

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